                                                                    EXHIBIT 23.6



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999, with respect to the financial statements of The Toledo, Peoria and Western Railroad incorporated by reference in the Registration Statement (Form S-3 dated December 30, 1999) of RailAmerica, Inc. for the registration of 1,359,628 shares of its common stock.


                                             Ernst & Young, LLP


Syracuse, New York
December 27, 1999